Exhibit 10.3

SAIC, INC.

2006 EQUITY INCENTIVE PLAN

STOCK AWARD AGREEMENT

BY ACCEPTING THE SHARES OF STOCK DESCRIBED IN THIS AGREEMENT,

YOU VOLUNTARILY AGREE TO ALL OF THE TERMS AND CONDITIONS SET

FORTH IN THIS AGREEMENT AND IN THE PLAN.

SAIC, Inc., a Delaware corporation (the “Company”), hereby grants to the participant named in the Grant Summary (as defined below) (“Stockholder”), who is affiliated with the Company or an Affiliate as an employee, director or consultant, shares of its Class A Preferred Stock, $0.0001 par value per share (“Stock”). Certain specific details of this award, including the number of shares of Stock and the Grant Date, may be found in the Grant Summary and are hereby incorporated by reference into this Agreement. The terms and conditions of the grant of Stock are set forth in this Agreement and in the Company’s 2006 Equity Incentive Plan (the “Plan”).

1.	DEFINITIONS. The following terms shall have the meanings as defined below. Capitalized terms used herein and not defined shall have the meanings attributed to them in the Plan.

“Affiliate” shall mean a “parent” or “subsidiary” (as each is defined in Section 424 of the Code) of the Company and any other entity that the Board or Committee designates as an “Affiliate” for purposes of this Plan.

“Committee” shall have the meaning as defined in the Plan.

“Executive Officer” shall mean an officer of the Company designated as such for purposes of Section 16 of the Securities Exchange Act of 1934, as amended.

“Grant Date” shall mean the date of the award of the Stock as set forth in the Grant Summary.

“Grant Summary” shall mean the summary of this award as reflected in the electronic stock plan award administration system maintained by the Company or its designee that contains a link to this Agreement (which summary information is set forth in the appropriate records of the Company authorizing such award).

“Permanent Disability” shall mean the status of disability determined conclusively by the Committee based upon certification of disability by the Social Security Administration or upon such other proof as the Committee may require, effective upon receipt of such certification or other proof by the Committee.

“Plan” shall mean the Company’s 2006 Equity Incentive Plan.

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“Special Retirement” shall mean: (i) retirement by a Stockholder who is at least age 59 1/2 and has at least ten (10) Years of Service with the Company or an Affiliate; or (ii) retirement by a Stockholder who is at least age 59 1/2 and Stockholder’s age plus Years of Service with the Company or an Affiliate equals at least 70; or (iii) retirement after reaching the applicable mandatory retirement age by a Stockholder who is an Executive Officer at retirement, regardless of Years of Service with the Company or (iv) retirement by a Stockholder who is a director of the Company either (A) after reaching the applicable mandatory retirement age at retirement or (B) at the end of a term of office if Stockholder is not nominated for a successive term of office on account of the fact that Stockholder would have reached the applicable mandatory retirement age during such successive term of office, regardless of Years of Service with the Company.

“Stock” shall mean the number of shares of the Company’s Class A Preferred Stock, $0.0001 par value per share set forth in the Grant Summary that are being issued to Stockholder pursuant to the Plan and the terms and conditions of this Agreement.

“Years of Service” shall be construed in accordance with the use of such term in the Company’s Administrative Policy SH-2, as such policy may be revised from time to time.

2.	VESTING SCHEDULE; STOCK SUBJECT TO REVERSION. Except in the event of death, Permanent Disability or Special Retirement or as set forth below, any unvested shares of Stock automatically shall revert to the Company without compensation on the date that Stockholder’s affiliation with the Company or any Affiliate as an employee, director or consultant terminates, or if Stockholder is an employee or director of an Affiliate and such entity ceases to be an Affiliate, whether by Committee action or otherwise, on the date such entity ceases to be an Affiliate, in accordance with the following vesting schedule:

(a)	Prior to the first-year anniversary of the Grant Date, all of the Stock shall be subject to reversion.

(b)	After the first-year anniversary of the Grant Date, 20% of the Stock shall be vested and no longer subject to reversion.

(c)	After the second-year anniversary of the Grant Date, an additional 20% of the Stock shall be vested and no longer subject to reversion.

(d)	After the third-year anniversary of the Grant Date, an additional 20% of the Stock shall be vested and no longer subject to reversion.

(e)	After the fourth-year anniversary of the Grant Date, the remaining 40% of the Stock shall be vested and none of the Stock shall be subject to reversion.

If the application of the foregoing vesting schedule results in a fraction of a share being vested, such fractional share shall be deemed not to be vested and shall continue to be subject to reversion, as described below. However, the foregoing vesting schedule shall be applied

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on a cumulative basis so that 20% of the Stock shall be vested and no longer subject to reversion after the first-year anniversary of the Grant Date; 40% of the Stock shall be vested and no longer subject to reversion after the second-year anniversary of the Grant Date; 60% of the Stock shall be vested and no longer subject to reversion after the third-year anniversary of the Grant Date; and 100% of the Stock shall be vested and no longer subject to reversion after the fourth-year anniversary of the Grant Date. Stockholder shall not sell, transfer, assign, hypothecate, pledge, grant a security interest in, or in any other way alienate, any of the unvested shares of Stock subject to reversion, or any interest or right therein.

3.	EFFECT OF REVERSION. If shares of Stock revert in accordance with the terms of this Agreement, such shares automatically shall be deemed to have been transferred to the Company, shall no longer be outstanding and all rights of Stockholder shall terminate immediately with respect to such shares. Stockholder agrees that any reverted shares shall be deducted from Stockholder’s account and canceled.

4.	ACCELERATION OF VESTING UPON DEATH OR PERMANENT DISABILITY. If Stockholder is an employee, director or consultant of the Company or an Affiliate and ceases to be affiliated with the Company or any Affiliate as a result of Stockholder’s death or Permanent Disability, or if Stockholder’s death or Permanent Disability occurs following a Special Retirement, all of the Stock shall become fully vested.

5.	CONTINUATION OF VESTING UPON SPECIAL RETIREMENT.

(a)	If Stockholder is an Executive Officer and Stockholder’s affiliation with the Company or any Affiliate terminates as a result of Stockholder’s Special Retirement in accordance with the provisions of subsection (iii) of the definition of the term “Special Retirement” in Section 1 above, or if Stockholder is a director of the Company and Stockholder’s affiliation with the Company or any Affiliate terminates as a result of Stockholder’s Special Retirement in accordance with the provisions of subsection (iv) of the definition of the term “Special Retirement” in Section 1 above, any unvested shares of Stock shall continue to vest in accordance with the vesting schedule set forth in Section 2 above.

(b)	If Stockholder’s affiliation with the Company or an Affiliate terminates as a result of Stockholder’s Special Retirement in accordance with the provisions of subsection (i) or (ii) of the definition of the term “Special Retirement” in Section 1 above, unvested shares of Stock that Stockholder has held at least twelve (12) months prior to the date of such Special Retirement shall continue to vest in accordance with the vesting schedule set forth in Section 2 above, and any unvested shares of Stock that Stockholder did not hold at least twelve (12) months prior to the date of such Special Retirement shall revert to the Company, as described in Section 3 above.

(c)	Notwithstanding the foregoing right of Stockholder to continued vesting upon Special Retirement under this Section 5, all unvested shares of Stock shall revert to the Company in the event that Stockholder violates the terms of his or her inventions, copyright and confidentiality agreement with the Company or an Affiliate or breaches his or her other contractual or legal obligations to the Company or an Affiliate.

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6.	TAX WITHHOLDING. If the Company or an Affiliate is required to withhold any federal, state, local or other taxes upon the vesting or any acceleration of vesting of the Stock, the Company shall withhold a sufficient number of shares of Stock at the then current Fair Market Value (as defined in the Plan) to meet the withholding obligation based on the minimum rates required by law.

7.	RIGHTS, RESTRICTIONS AND LIMITATIONS. All shares of Stock issued to Stockholder pursuant to this Agreement are subject to the rights, restrictions and limitations set forth in the Company’s Restated Certificate of Incorporation.

8.	RESTRICTIONS UNDER SECURITIES LAW. All shares of Stock covered by this Agreement are subject to any restrictions which may be imposed under applicable state and federal securities laws and are subject to obtaining all necessary consents which may be required by, or any condition which may be imposed in accordance with, applicable state and federal securities laws or regulations.

9.	EMPLOYMENT AT WILL.

(a)	If Stockholder is an employee or consultant of the Company or an Affiliate, such employment or affiliation is not for any specified term and may be terminated by employee or by the Company or an Affiliate at any time, for any reason, with or without cause and with or without notice. Nothing in this Agreement (including, but not limited to, the vesting of the Stock pursuant to the schedule set forth in Section 2 herein), the Plan or any covenant of good faith and fair dealing that may be found implicit in this Agreement or the Plan shall: (i) confer upon Stockholder any right to continue in the employ of, or affiliation with, the Company or an Affiliate; (ii) constitute any promise or commitment by the Company or an Affiliate regarding the fact or nature of future positions, future work assignments, future compensation or any other term or condition of employment or affiliation; (iii) confer any right or benefit under this Agreement or the Plan unless such right or benefit has specifically accrued under the terms of this Agreement or Plan; or (iv) deprive the Company of the right to terminate Stockholder at will and without regard to any future vesting opportunity that Stockholder may have.

(b)	Stockholder acknowledges and agrees that the right to continue vesting in the Stock pursuant to the schedule set forth in Section 2 is earned only by continuing as an employee or consultant at the will of the Company or as a director (not through the act of being hired, being granted this Stock or any other award or benefit) and that the Company has the right to reorganize, sell, spin-out or otherwise restructure one or more of its businesses or Affiliates at any time or from time to time, as it deems appropriate (a “reorganization”). Stockholder acknowledges and agrees that such a reorganization could result in the termination of Stockholder’s relationship as an employee or consultant to the Company or an Affiliate, or the termination of Affiliate status of Stockholder’s employer and the loss of benefits available to Stockholder under this Agreement, including but not limited to, the termination of the right to continue vesting the Stock under this Agreement.

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10.	INCORPORATION OF PLAN. The Stock granted hereby is granted pursuant to the Plan, all the terms and conditions of which are hereby made a part hereof and are incorporated herein by reference. In the event of any inconsistency between the terms and conditions contained herein and those set forth in the Plan, the terms and conditions of the Plan shall prevail.

11.	COPIES OF PLAN MATERIALS. Stockholder acknowledges that Stockholder has received copies of the Plan and the Plan prospectus from the Company and agrees to receive stockholder information, including copies of any annual report, proxy statement and periodic report, electronically from the Company. Stockholder acknowledges that copies of the Plan, Plan prospectus, Plan information and stockholder information are also available upon written or telephonic request to the Company.

12.	MISCELLANEOUS. This Agreement contains the entire agreement of the parties with respect to its subject matter. This Agreement shall be binding upon and shall inure to the benefit of the respective parties, the successors and assigns of the Company, and the heirs, legatees and personal representatives of Stockholder.

13.	GOVERNING LAW. This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of Delaware without reference to such state’s principles of conflict of laws.

14.	NOTICE OF RESTRICTION. The parties agree that any book entry representing the Stock granted hereunder may contain a legend, or notation as the case may be, indicating that such stock is subject to the restrictions of this Agreement.

15.	ACKNOWLEDGMENT. Stockholder acknowledges that the acceptance of the Stock constitutes an unequivocal acceptance of this Agreement and any attempted modification or deletion will have no force or effect on the Company’s right to enforce the terms and conditions stated herein.

By accepting the Stock, you agree to all of the terms and conditions set forth above and in the Plan.

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